Exhibit 10.19.4

AMENDMENT NUMBER 2018-2

PENSKE AUTOMOTIVE GROUP 401(K) SAVINGS AND RETIREMENT PLAN

BY THIS AGREEMENT, Penske Automotive Group 401(k) Savings and Retirement Plan (herein referred to as the "Plan") is hereby amended as follows, effective as of December 1, 2018, except as otherwise provided herein:

1.        The section of the Adoption Agreement entitled "CONTRIBUTION TYPES" is amended as follows:

CONTRIBUTION TYPES (1.12). The selections made below should correspond with the selections made under Article III of this Adoption Agreement. (If this is a frozen Plan (i.e., all contributions have ceased), choose (a) only.):

Frozen Plan. See Sections 3.01(J) and 11.04.

(a)       [ ]    Contributions cease. All Contributions have ceased or will cease (Plan is frozen).

(1)    [   ]   Effective date of freeze:                         [Note: Effective date is optional unless this is the amendment or restatement to freeze the Plan.]

[Note: Elections 20 through 30 and Elections 36 through 38 do not apply to any Plan Year in which the Plan is frozen.]

Contributions. The Employer and/or Participants, in accordance with the Plan terms, make the following Contribution Types to the Plan/Trust (Choose one or more of (b) through (h).):

(b)      [X]   Pre-Tax Deferrals. See Section 3.02 and Elections 20-23, and 34.

(1)    [X]   Roth Deferrals. See Section 3.02(E) and Elections 20, 21, and 23. [Note: The Employer may not limit Elective Deferrals to Roth Deferrals only.]

(c)       [X]   Matching. See Sections 1.35 and 3.03 and Elections 24-26. [Note: The Employer may make an Operational QMAC without electing 6(c). See Section 3.03(C)(2). Do not elect for a safe harbor plan; use 6(e) instead.]

(d)       [X]   Nonelective. See Sections 1.38 and 3.04 and Elections 27-29. [Note: The Employer may make an Operational QNEC without electing 6(d). See Section 3.04(C)(2).]

(e)       [ ]     Safe Harbor/Additional Matching. The Plan is (or pursuant to a delayed election, may be) a safe harbor 401(k) Plan. The Employer will make (or under a delayed election, may make) Safe Harbor Contributions as it elects in Election 30. The Employer may or may not make Additional Matching Contributions as it elects in Election 30. See Election 26 as to matching Catch-Up Deferrals. See Section 3.05.

(f)        [ ]     Employee (after-tax). See Section 3.09 and Election 36.

(g)       [ ]     SIMPLE 401(k). The Plan is a SIMPLE 401(k) Plan. See Section 3.10. [Note: The Employer electing 6(g) must elect a calendar year under 3(a) and may not elect any other Contribution Types except under Elections 6(b) and 6(h).]

(h)       [ ]     Designated IRA. See Section 3.12 and Election 37.

2.         The section of the Adoption Agreement entitled "EXCLUDED COMPENSATION" is amended as follows:

EXCLUDED COMPENSATION (1.11(G)). Apply the following Compensation exclusions to Elections 9 and 10 (Choose one of (a), (b), or (c).):

(a)       [  ]    No exclusions. Compensation as to all Contribution Types means Compensation as elected in Elections 9 and 10 (skip to Election 12).

(b)       [X]   Exclusions - same for all Contribution Types. The following exclusions apply to all Contribution Types (Choose one or more of (e) through (l). Choose column (1) for each option elected at (e) through (k).):

(c)       [ ]    Exclusions - different conditions apply. The following exclusions apply for the designated Contribution Types (Choose one or more of (d) through (l) below. Choose Contribution Type as applicable.):

[Note: In a safe harbor 401(k) plan, allocations qualifying for the ADP or ACP test safe harbors must be based on a nondiscriminatory definition of Compensation. If the Plan applies permitted disparity, allocations also must be based on a nondiscriminatory definition of Compensation if the Plan is to avoid more complex testing. Elections 11(g) through (l) below may cause allocation Compensation to fail to be nondiscriminatory under Treas. Reg. §1.414(s). In a non-safe harbor 401(k) plan, Elections 11(g) through (l) which result in Compensation failing to be nondiscriminatory, may result in more complex nondiscrimination testing. For this Election 11, unless described otherwise in Election 11(l), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions.]

Compensation Exclusions			(1) All Contributions	(2) Elective Deferrals	(3) Matching	(4) Nonelective

(d)	[ ]	No exclusions - limited. No exclusion as to the designated Contribution Type(s).	N/A (See Election 11(a))	[ ]	[ ]	[ ]
(e)	[ ]	Elective Deferrals. See Section 1.21.	N/A		N/A	[ ]	[ ]

(f)	[ ]	Fringe benefits. As described in Treas.	[ ]	OR	[ ]	[ ]	[ ]
Reg. §1.414(s)-1(c)(3).

(g)	[ ]	Compensation exceeding $.	[ ]	OR	[ ]	[ ]	[ ]
Apply this election to (Choose one of (1) or (2).):

	(1)	[ ] All Participants.
[Note: If the Employer elects Safe Harbor Contributions under Election 6(e), the Employer may not elect 11(g)(1) to limit the Safe Harbor Contribution allocation to the NHCEs.]

	(2)	[ ] HCE Participants only.

(h)	[ ]	Bonus.	[ ]	OR	[ ]	[ ]	[ ]
(i)	[ ]	Commission.	[ ]	OR	[ ]	[ ]	[ ]
(j)	[ ]	Overtime.	[ ]	OR	[ ]	[ ]	[ ]
(k)	[ ]	Related Employers. See Section 1.24(C).
(If there are Related Employers, choose one or both of (1) and (2).):
	(1)	[ ] Non-Participating. Compensation paid to Employees by a Related Employer that is not a Participating Employer.	[ ]	OR	[ ]	[ ]	[ ]
	(2)	[ ] Participating. As to the Employees of any Participating Employer, Compensation paid by any other Participating Employer to its Employees. See Election 28(g)(2)a.	[ ]	OR	[ ]	[ ]	[ ]

(l)        [X] Describe Compensation exclusion(s): Nonmonetary awards or benefits and any payments in the nature of severance pay and any reimbursed moving expenses are excluded from Elective Deferrals and Matching Contributions.

[Note: Under Election 11(l), the Employer may: (i) describe Compensation from the elections available under Elections 11(d) through (k), or a combination thereof as to a Participant group (e.g., No exclusions as to Division A Employees and exclude bonus as to Division B Employees); (ii) define the Contribution Type column headings in a manner which differs from the "all-inclusive" description in the Note immediately following Election 11(c) (e.g., Elective Deferrals means §125 cafeteria deferrals only OR No exclusions as to Safe Harbor Contributions and exclude bonus as to Nonelective Contributions); and/or (iii) describe another exclusion (e.g., Exclude shift differential pay).]

3.        The section of the Adoption Agreement entitled "NONELECTIVE CONTRIBUTIONS (TYPE/AMOUNT) INCLUDING PREVAILING WAGE CONTRIBUTIONS" is amended as follows:

NONELECTIVE CONTRIBUTIONS (TYPE/AMOUNT) INCLUDING PREVAILING WAGE CONTRIBUTIONS (3.04(A)). The Employer Nonelective Contributions under Election 6(d) are subject to the following additional elections as to type and amount (Choose one or more of (a) through (e) as applicable.):

(a)        [ ] Discretionary. An amount the Employer in its sole discretion may determine.

(b)        [X]    Fixed. (Choose one or more of (1) through (3) as applicable.):

(1)       [   ]    Uniform %.         % of each Participant's Compensation, per                                   (e.g., Plan Year, month).

(2)       [   ]   Fixed dollar amount. $         , per                                   (e.g., Plan Year, month, HOS, per Participant per month).

(3)       [X]   Describe: Contributions shall be made at the rate or in the amount identified in a collective bargaining agreement signed by the Plan Sponsor.

(The formula described must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1(b). If the formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.)

[Note: The Employer under Election 27(b)(3) may specify any Fixed Nonelective Contribution formula not described under Elections 27(b)(1) or (2) (e.g., For each Plan Year, 2% of net profits exceeding $50,000, or The cash value of unused paid time off, as described in Section 3.04(A)(2)(a) and the Employer's Paid Time Off Plan) and/or the Employer may describe different Fixed Nonelective Contributions as applicable to different Participant groups (e.g., A Fixed Nonelective Contribution equal to 5% of Plan Year Compensation applies to Division A Participants and a Fixed Nonelective Contribution equal to $500 per Participant each Plan Year applies to Division B Participants).]

(c)       [ ] Prevailing Wage Contribution. The Prevailing Wage Contribution amount(s) specified for the Plan Year or other applicable period in the Employer's Prevailing Wage Contract(s). The Employer will make a Prevailing Wage Contribution only to Participants covered by the Contract and only as to Compensation paid under the Contract. The Employer must specify the Prevailing Wage Contribution by attaching an appendix to the Adoption Agreement that indicates the contribution rate(s) applicable to the prevailing wage employment/job classification(s). If the Participant accrues an allocation of Employer Contributions (including forfeitures) under the Plan or any other Employer plan in addition to the Prevailing Wage Contribution, the Plan Administrator will (Choose one of (1) or (2).):

(1)       [ ] No offset. Not reduce the Participant's Employer Contribution allocation by the amount of the Prevailing Wage Contribution.

(2)       [ ] Offset. Reduce the Participant's Employer Contribution allocation by the amount of the Prevailing Wage Contribution.

(d)       [ ] Related and Participating Employers. If any Related and Participating Employers (or in the case of a Multiple Employer Plan, Participating Employers regardless of whether they are Related Employers) contribute Nonelective Contributions to the Plan, the contribution formula(s) (Choose one of (1) or (2).):

(1)       [ ] All the same. Is (are) the same as for the Signatory Employer under this Election 27.

(2)       [ ]    At least one different. Is (are) as follows:                                                                                                                                                .

[Note: Unless the Plan is a Multiple Employer Plan, the Employer should not elect 27(d) unless there are Related Employers which are also Participating Employers.  See Section 1.24(D). The Employer electing 27(d) also must complete Election 28(g) as to the allocation methods which apply to the Participating Employers.]

(e)       [  ]   Describe:

(The formula described must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1(b). If the formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.)

[Note: Under Election 27(e), the Employer may describe the amount and type of Nonelective Contributions from the elections available under Election 27 and/or a combination thereof as to a Participant group (e.g., A Discretionary Nonelective Contribution applies to Division A Employees. A Fixed Nonelective Contribution equal to 5% of Plan Year Compensation applies to Division B Employees).]

4.         The section of the Adoption Agreement entitled "NONELECTIVE CONTRIBUTION ALLOCATION" is amended as follows:

NONELECTIVE CONTRIBUTION ALLOCATION (3.04(B)). The Plan Administrator, subject to Section 3.06, will allocate to each Participant any Nonelective Contribution (excluding QNECs) under the following contribution allocation formula (Choose one or more of

(a) through (h) as applicable.):

(a)      [ ] Pro rata. As a uniform percentage of Participant Compensation.

(b)      [ ] Permitted disparity. In accordance with the permitted disparity allocation provisions of Section 3.04(B)(2), under which the following permitted disparity formula and definition of "Excess Compensation" apply (Complete (1) and (2).):

(1)      Formula (Choose one of a., b., or c.):

a.         [ ] Two-tiered.

b.         [ ] Four-tiered.

c.         [ ] Two-tiered, except that the four-tiered formula will apply in any Plan Year for which the Plan is top-heavy.

(2)       Excess Compensation. For purposes of Section 3.04(B)(2), "Excess Compensation" means Compensation in excess of the integration level provided below (Choose one of a. or b.):

a.         [ ] Percentage amount.         % (not exceeding 100%) of the Taxable Wage Base in effect on the first day of the Plan Year, rounded to the next highest $         (not exceeding the Taxable Wage Base).

b.         [ ] Dollar amount. The following amount: $         (not exceeding the Taxable Wage Base in effect on the first day of the Plan Year).

(c)        [X]    Incorporation of contribution formula. The Plan Administrator will allocate any Fixed Nonelective Contribution under Elections 27(b), 27(d), or 27(e), or any Prevailing Wage Contribution under Election 27(c), in accordance with the contribution formula the Employer adopts under those Elections.

(d)        [  ]      Classifications of Participants. [This is a nondesigned based safe harbor allocation method.] In accordance with the classifications allocation provisions of Section 3.04(B)(3). (Complete (1) and (2).):

(1)       Description of the classifications. [This is a nondesigned based safe harbor allocation method.] The classifications are (Choose one of a., b., or c.):

[Note: Typically, the Employer would elect 28(d) where it intends to satisfy nondiscrimination requirements using "cross-testing" under Treas. Reg. §1.401(a)(4)-8. However, choosing this election does not necessarily require application of cross-testing and the Plan may be able to satisfy nondiscrimination as to its classification-based allocations by testing allocation rates.]

a.         [ ] Each in own classification. Each Participant constitutes a separate classification.

b.         [ ] NHCEs/HCEs. Nonhighly Compensated Employee/Participants and Highly Compensated Employee/Participants.

c.         [  ] Describe the classifications:

[Note: Any classifications under Election 28(d) must result in a definitely determinable allocation under Treas. Reg. §1.401-1(b)(1)(ii). The classifications cannot limit the NHCEs benefiting under the Plan only to those NHCE/Participants with the lowest Compensation and/or the shortest periods of Service and who may represent the minimum number of benefiting NHCEs necessary to pass coverage under Code §410(b). In the case of a self-employed Participant (i.e., sole proprietorships or partnerships), the requirements of Treas. Reg. §1.401(k)-1(a)(6) apply and the allocation method should not result in a cash or deferred election for the self-employed Participant. The Employer by the due date of its tax return (including extensions) must advise the Plan Administrator or Trustee in writing as to the allocation rate applicable to each Participant under Election 28(d)(1)a. or applicable to each classification under Elections 28(d)(1)b. or c. for the allocation Plan Year.]

(2)       Allocation method within each classification. Allocate the Nonelective Contribution within each classification as follows

(Choose one of a., b., or c.):

a.         [ ] Pro rata. As a uniform percentage of Compensation of each Participant within the classification.

b.         [ ] Flat dollar. The same dollar amount to each Participant within the classification.

c.         [ ]    Describe:

(e.g., Allocate pro rata to NHCEs and flat dollar to HCEs.)

(e)       [ ] Age-based. [This is a nondesigned based safe harbor allocation method.] In accordance with the age-based allocation provisions of Section 3.04(B)(5). The Plan Administrator will use the Actuarial Factors based on the following assumptions (Complete both (1) and (2).):

(1)       Interest rate. (Choose one of a., b., or c.):

a.        [ ]  7.5%        b.     [   ]   8.0%      c.     [ ] 8.5%

(2)       Mortality table. (Choose one of a. or b.):

a.         [ ] UP-1984. See Appendix D.

b.         [ ]                                  Alternative:        (Specify 1983 GAM, 1983 IAM, 1971 GAM or 1971 IAM and attach applicable tables using such mortality table and the specified interest rate as replacement Appendix D.)

(f)       [ ] Uniform points. In accordance with the uniform points allocation provisions of Section 3.04(B)(6). Under the uniform points allocation formula, a Participant receives (Choose one or both of (1) and (2). Choose (3) if applicable.):

(1)       [  ] Years of Service.                         point(s) for each Year of Service. The maximum number of Years of Service counted for points is                                .

"Year of Service" under this Election 28(f) means (Choose one of a. or b.):

a.         [ ] Eligibility. Years of Service for eligibility in Election 16.

b.         [ ] Vesting. Years of Service for vesting in Elections 43 and 44.

[Note: A Year of Service must satisfy Treas. Reg. §1.401(a)(4)-11(d)(3) for the uniform points allocation to qualify as a safe harbor allocation under Treas. Reg. §1.401(a)(4)-2(b)(3).]

(2)       [  ] Age.                                         point(s) for each year of age attained during the Plan Year.

(3)       [ ] Compensation.                                           point(s) for each $             (not to exceed $200) increment of Plan Year Compensation.

(g)      [ ] Related and Participating Employers. If any Related and Participating Employers (or in the case of a Multiple Employer Plan, Participating Employers regardless of whether they are Related Employers) contribute Nonelective Contributions to the Plan, the Plan Administrator will allocate the Nonelective Contributions made by the Participating Employer(s) under Election 27(d) (Complete (1) and (2).):

(1)       Allocation Method. (Choose one of a. or b.):

a.         [ ] All the same. Using the same allocation method as applies to the Signatory Employer under this Election 28.

b.         [ ]  At least one different. Under the following allocation method(s):                                                                                  .

(2)       Allocation sharing. The Plan Administrator will allocate the Nonelective Contributions made by the Signatory Employer and by any Participating Employer (Choose one of a. or b.):

a.         [ ] Employer by Employer. Only to the Participants directly employed by the contributing Employer.

b.         [ ] Across Employer lines. To all Participants regardless of which Employer directly employs them and regardless of whether their direct Employer made Nonelective Contributions for the Plan Year.

[Note: Unless the Plan is a Multiple Employer Plan, the Employer should not elect 28(g) unless there are Related Employers which are also Participating Employers. See Section 1.24(D) and Election 27(d). If the Employer elects 28(g)(2)a., the Employer should also elect 11(k)(2), to disregard the Compensation paid by "Y" Participating Employer in determining the allocation of the "X" Participating Employer contribution to a Participant (and vice versa) who receives Compensation from both X and Y. If the Employer elects 28(g)(2)b., the Employer should not elect 11(k)(2). Election 28(g)(2)a. does not apply to Safe Harbor Nonelective Contributions.]

(h)       [ ] Describe:

(The formula described must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1(b). If the formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.)

5.         The section of the Adoption Agreement entitled "QNEC (PLAN-DESIGNATED)" is amended as follows:

QNEC (PLAN-DESIGNATED) (3.04(C)(1)). The following provisions apply regarding Plan-Designated QNECs (Choose one of (a) or (b).):

[Note: Regardless of its elections under this Election 29, the Employer under Section 3.04(C)(2) may elect for any Plan Year where the Plan is using Current Year Testing to make Operational QNECs which the Plan Administrator will allocate only to NHCEs for purposes of correction of an ADP or ACP test failure.]

(a)      [X]       Not applicable. There are no Plan-Designated QNECs.

(b)      [ ] Applies. There are Plan-Designated QNECs to which the following provisions apply (Complete (1), (2), and (3).):

(1)       Nonelective Contributions affected. The following Nonelective Contributions (as allocated to the designated allocation group under Election 29(b)(2)) are Plan-Designated QNECs (Choose one of a. or b.):

a.        [ ] All. All Nonelective Contributions.

b.        [ ]    Designated. Only the following Nonelective Contributions under Election 27:                                                                        .

(2)       Allocation Group. Subject to Section 3.06, allocate the Plan-Designated QNEC (Choose one of a. or b.):

a.         [ ] NHCEs only. Only to NHCEs under the method elected in Election 29(b)(3).

b.         [ ] All Participants. To all Participants under the method elected in Election 29(b)(3).

(3)       Allocation Method. The Plan Administrator will allocate a Plan-Designated QNEC using the following method (Choose one of a., b., c., or d.):

a.         [ ] Pro rata.

b.         [ ] Flat dollar.

c.         [ ] Reverse. See Section 3.04(C)(3).

d.         [ ] Describe:

(The formula described must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1(b). If the formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.)

[Note: See Section 4.10(D) as to targeting limitations applicable to QNEC nondiscrimination testing.]

* * * * * * *

The Employer executes this Amendment on the date specified below.

Penske Automotive Group, Inc.

Date: December 7, 2018	By:	/s/ Anthony R. Pordon

EMPLOYER